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                                                                     EXHIBIT 21




                  SUBSIDIARIES OF GAYLORD ENTERTAINMENT COMPANY
                             AS OF DECEMBER 31, 2002


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                                                          Jurisdiction of
Name                                                        Organization
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
Acuff-Rose Music, LLC                                         Tennessee
Acuff-Rose Music Publishing, LLC                              Tennessee
CCK Holdings, LLC                                             Delaware
Corporate Magic, Inc.                                         Texas
Country Music Television Australia Pty. Ltd.                  Australia
Country Music Television International, Inc.                  Delaware
Country Music Television International, B.V.                  Netherlands
Gaylord Creative Group, Inc.                                  Delaware
Gaylord Digital, LLC                                          Delaware
Gaylord Investments, Inc.                                     Delaware
Gaylord Program Services, Inc.                                Delaware
GBRJ Music, LLC                                               Texas
Grand Ole Opry Tours, Inc.                                    Tennessee
Hickory Records, LLC                                          Tennessee
Lightsource, LLC                                              Delaware
Milene Music, LLC                                             Tennessee
OHN Management, Inc.                                          Delaware
OKC Athletic Club Limited Partnership                         Oklahoma
OKC Concession Service Limited Partnership                    Oklahoma
Oklahoma City Athletic Club, Inc.                             Oklahoma
OLH, G.P.                                                     Tennessee
Opryland Attractions, Inc.                                    Delaware
Opryland Hospitality, LLC                                     Tennessee
Opryland Hotel Florida, L.P.                                  Florida
Opryland Hotel Nashville, LLC                                 Tennessee
Opryland Hotel Texas, LLC                                     Delaware
Opryland Hotel Texas, L.P.                                    Delaware
Opryland Productions, Inc.                                    Tennessee
Opryland Theatricals, Inc.                                    Delaware
Springhouse Music, LLC                                        Tennessee
TV Force, LLC                                                 Texas
Wildhorse Saloon Entertainment Ventures, Inc.                 Tennessee
Word Entertainment (Canada), Ltd.                             Canada

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